Exhibit No. 23(a)

Consent of Ernst & Young LLP

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Medarex, Inc. 2002 New Employee Stock Option Plan of our report dated February 19, 2002, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst &Young LLP

MetroPark, New Jersey
December 3, 2002